File No. 333-89720

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         POST EFFECTIVE AMENDMENT NO. 1

                        AMERIRESOURCE TECHNOLOGIES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                        84-1084784
           ---------                                        ----------
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

           3430 E. Russell Road, Suite 318, Las Vegas, Nevada 89120
           --------------------------------------------------------
              (Address of principal executive offices-Zip code)

            Second Amended and Restated 2001 Stock Option Plan of
            -----------------------------------------------------
                       AmeriResource Technologies, Inc.
                       -------------------------------
                           (Full title of the plan)

   Delmar  Janovec, 3430 E. Russell Road, Suite 318, Las Vegas, Nevada 89120
   -------------------------------------------------------------------------
           (Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service: (702) 214-4249
                                                            ----------------

                        CALCULATION OF REGISTRATION FEE


                                       Proposed         Proposed
Title of Securities    Amount of        Maximum         Maximum      Amount of
     to be           Shares to be   Offering Price     Aggregate   Registration
    Registered         egistered      Per Share      Offering Price    Fee
--------------------- -------------- --------------- ---------------------------

  Common Stock, par        (1)             (1)             (1)           (1)
    value $0.0001
--------------------- -------------- --------------- --------------- -----------

      (1) This registration statement is being filed for the purpose of including a reoffer prospectus within the registration statement on Form S-8 (No. 333-89720) filed by the Company on June 4, 2002. Pursuant to Registration Statement No. 333-89720, the Company registered 50,000,000 shares of common stock. The fee for the registration of such 50,000,000 shares was previously paid in connection with such registration statement. Pursuant to Rule 416, no additional fee is required.

            Approximate Date of Commencement of Proposed Sale to the Public:
            From time to time after the Registration Statement becomes effective.

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-89720.

                               REOFFER PROSPECTUS

                        AMERIRESOURCE TECHNOLOGIES, INC.

                              20,000,000 Shares of
                         Common Stock, $0.0001 Par Value

This Reoffer Prospectus concerns the resale by Delmar A. Janovec ("Janovec") and Rod Clawson ("Clawson"), who are herein collectively referred to as "Selling Shareholders," of 20,000,000 shares ("Shares") of our common stock, $0.0001 par value, previously issued to them, with 10,000,000 shares being issued to each. We will not receive any proceeds from sales of the Shares. Selling Shareholders may offer some or all of the Shares for sale from time to time at prices and terms negotiated in individual transactions, in brokers transactions negotiated immediately prior to sale, or in a combination of the foregoing. Selling Shareholders and any broker-dealers who participate in selling the Shares may be deemed "underwriters" as defined by the Securities Act of 1933, as amended. Commissions paid or discounts or concessions allowed such broker-dealers, as well as any profit received on resale of the Shares by broker-dealers purchasing for their own accounts may be deemed to be underwriting discounts and commissions. Selling Shareholders or purchasers of the Shares will pay all discounts, commissions and fees related to the sale of the Shares. We have paid the costs of filing this registration statement and reoffer prospectus with the Securities and Exchange Commission and will pay the costs of registering or qualifying the Shares under the securities laws of any jurisdiction where such registration or qualification is necessary. We estimate that the expenses of this offering, which we will incur, including registration fees, legal fees, transfer agent fees and printing costs, but excluding underwriting discounts and commissions which shall be paid by Selling Shareholders, will not exceed $30,000.

Our common stock is traded on the OTC Bulletin Board under the symbol "ARES." On January 21, 2003, the closing sale price for the common stock was $0.0083 per share.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
      THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
      CRIMINAL OFFENSE.

      THE PURCHASE OF THESE SECURITIES INVOLVES SUBSTANTIAL RISK.
      SEE "RISK FACTORS."




                     Price to Public   Underwriter discounts Proceeds to Selling
                                            and commissions       Shareholders
--------------------------------------------------------------------------------
  Price Per Share        $.0083 (1)           .00083 (2)             .00747
--------------------------------------------------------------------------------
Total Shares Offered     20,000,000           20,000,000           20,000,000
     For Resale
--------------------------------------------------------------------------------
       TOTAL              $166,000              $16,600             $149,400
--------------------------------------------------------------------------------


      (1) All amounts in the table are estimates based on the closing sales price of the common stock in the over-the-counter market on January 21, 2003 and assume usual and customary brokers commissions.

      (2) Presumes a 10% broker's commission will be paid on each and every sale of shares as described herein. However, Selling Shareholders will be selling the Shares with the broker of their choice involving commission as they may individually negotiate.

No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus. If any such information is given or any such representation made, the information or representation should not be relied upon as if authorized by us. This Prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Shares offered by this Prospectus, nor is it an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby in any jurisdiction where it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances imply that the information in this Prospectus is correct any time subsequent to January 21, 2003.

                              AVAILABLE INFORMATION

We are subject to the informational requirement of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information we have filed can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington D.C. at 450 Fifth Street, N.W., 20549, and at the following regional offices located at 26 Federal Plaza, Room 1100, New York, New York 10278; 219 Dearborn Street, Room 1228, Chicago, Illinois, 60604; and at 410 Seventeenth Street, Suite 700, Denver, Colorado 80202. Copies of these materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

We will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any and all information incorporated by reference into this Prospectus. Requests for such information may be directed to Delmar Janovec at 3430 E. Russell Road, Suite 310, Las Vegas, Nevada 89120. We will furnish to our stockholders annual reports, which will contain financial statements audited by independent accountants, and such other reports as it may determine to furnish upon written request by each stockholder or as may be required by law.

                                TABLE OF CONTENTS

Corporate Summary ...........................................................4

Risk Factors.................................................................4

Selling Shareholders.........................................................8

Plan of Distribution.........................................................9

Description of Securities....................................................9

Interests of Named Experts and Counsel.......................................10

Incorporation of Certain Documents by Reference..............................10

Indemnification of Directors and Officers....................................11

Exhibits.....................................................................11

Undertakings.................................................................11

                                Corporate Summary

Our operations are currently conducted through our wholly owned subsidiaries Jim Butler Performance ("JBP") and West Texas Real Estate & Resources, Inc. ("WTRER"). Unless the context indicates otherwise, any of the terms "we," "us," "it," and "our" includes and refers to AmeriResource Technologies, Inc., its predecessors and subsidiaries. Our principle executive offices are located at 3430 E. Russell Road, Suite 310, Las Vegas, Nevada 89120. Our telephone number is (702) 214-4249.

JIM BUTLER PERFORMANCE

JBP's current operations concentrate on its core business of manufacturing high end racing engines and the research for the development of potential new product lines as well as expanding the functionality of its existing website, www.jbp-pontiac.com, which is still under minor construction. The website will have a link to a full inventory of parts that can be purchased on line, as well as a calendar of upcoming events and a technical section that will allow JBP's management to answer questions from the car enthusiasts and/or hobbyists.

WEST TEXAS REAL ESTATE AND RESOURCES, INC.

WTRER's current business operations primarily consist of analyzing the viability of drilling additional wells and deepening the existing wells on its oil, gas and mineral lease in Pecos County, Texas.

We continue to search for viable business operations to acquire or merge with in order to increase our revenues and profitability. We have received unsolicited offers concerning the sale of our subsidiaries and although we have not received an offer on any of our subsidiaries which we deem acceptable, we will continue to entertain offers to sell some or all of our subsidiaries in an attempt to generate profitability.

                                  Risk Factors

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should carefully consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole.

We Have Limited Cash Flow From Operations And May Require Additional Financing Which May Not Be Available.

We have limited operating cash flows. We anticipate to have sufficient working capital provided in the form of loans from management to satisfy our operating expenses for the next several months. However, no assurance may be given that such loans will be sufficient or available at all to allow us to realize our goals and engage in a business venture. If our cash resources prove to be insufficient, we may be required to seek additional debt or equity financing to fund the costs of continuing operations until we achieve positive cash flow. We have no current commitments or arrangements for additional financing and there can be no assurance that any additional debt or equity financing will be available to us on acceptable terms, or at all.

To date we have financed operations and expansion primarily from operating cash flows, private placements of the common stock and loans from affiliates. Management believes these sources will cover operating expenses and our anticipated obligations during the several months. Thereafter, we may require additional financing. We can give no assurances that we will be able to obtain external financing on favorable terms, or at all. If we are unable to obtain additional financing, management's ability to meet our goals could be affected in a material adverse manner. We reported a net loss of $60,079 and of $639,266 for the three (3) and nine (9) months ended September 30, 2002, respectively.

Our Business Is In The Formative and Development Stage And Is Uncertain.

Despite our ownership of JBP, we must be considered to be in the formative and development stage. Potential investors should be aware of the difficulties normally encountered by a new enterprise. There is nothing at this time upon which to base an assumption that any business we conduct will prove successful, and there is no assurance that we will be able to operate profitably. We have limited resources and have had no significant revenues to date.

The nature of our business, seeking to acquire or merge with a company, is inherently uncertain. Our business is subject to substantial liabilities, including contingent liabilities, and generates no cash flow.

The Speculative Nature of Our Proposed Operations Makes an Evaluation of Us Very Difficult.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the business operations we merge with or acquire. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that we will be successful in locating candidates with any operating history. In the event we complete a business combination, of which there can be no assurance, the success of our operations will be largely dependent upon management of the successor firm or venture partner firm and numerous other factors related to the new business entity. There can be no assurance that we will increase our revenues and profitability.

Competition for Business Opportunities and Combinations May Be Fierce and Prevent the Execution of Our Merger/Acquisition Goals.

We are, and will continue to be, a participant in the business of seeking mergers, joint ventures and acquisitions with small private entities. While we have had success in attracting potential combination partners and in securing letters of intent or confidentiality and non circumvent agreements with entities that are in operation with assets and generating revenues, we have encountered problems in either our due diligence investigations or other issues preventing the consummation of a business combination. Despite this limited success, there is a large number of established and well-financed entities, including venture capital firms, who are actively seeking to merge with or acquire companies which may be target candidates for us. Many of these venture capital firms have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

We May Acquire a Business With Obligations Requiring Additional Financing Which May Severely Impair Our Operations.

An acquired business may already have previously incurred debt or equity financing which it may not be able to satisfy. Such an entity would require an infusion of capital we might not be able to satisfy. To the extent we engage in a business combination with an entity requiring additional financing, such additional financing (which could be derived from the public or private offering of other securities or from the acquisition of debt through conventional bank financing), may not be available.

We Do Not Face Limits in Pursuing Debt Financing Options.

There are currently no limitations on our ability to borrow funds to effect a business combination or finance the operations of any acquired business. The amount and nature of any of our attempted borrowings will depend on numerous factors, including our capital requirements, our perceived ability to meet debt services on any such borrowings, and then-prevailing conditions in the financial markets as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, will be available on terms deemed to be commercially acceptable or in our best interest.

The Possible Issuance of Additional Shares of Our Common Stock Will Reduce the Ownership and Voting Power of the Other Stockholders and May Result in a Change of Our Control.

As of January 20, 2003, we have 66,081,519 shares of common stock issued and outstanding and 933,918,481 shares of common stock authorized but unissued. Our board of directors has the power to issue additional shares without stockholder approval. We anticipate issuing a substantial amount of shares to acquire a business interest or other type of property in the future. Although we presently have no commitments, contracts or intentions to issue any additional shares, we may issue shares for the purpose of raising additional capital. Potential investors should be aware that any such stock issuances may result in a reduction of the book value or market price, if any, of the outstanding shares. If we issue additional shares, such issuance will reduce the proportionate ownership and voting power of the other stockholders. Also, any new issuance of shares may result in a change of our control.

Restricted Shares May Be Eligible for Future Resale.

As of January 20, 2003, approximately 40,807,932 or 62%, of the currently outstanding shares of our common stock are restricted securities or held by our affiliates, or both. Consequently, these shares may be sold without registration upon compliance with the various conditions set forth in Rule 144 under the Securities Act of 1933. Sales of substantial amounts of common stock by security holders under Rule 144, or otherwise, or even the potential for such sales, might depress the price for common stock and could impair our ability to raise capital through the sale of our equity securities.

We Are Exposed To Litigation and Contingent Liabilities.

We are subject to a variety of claims and suits that arise from time to time out of the ordinary course of business, most of which are contract disputes. These potential liabilities could, if realized, have a materially adverse effect on our financial condition and our ability to conduct business.

We Have Never Paid Dividends On Our Common Stock In The Last Several Years And Do Not Intend To Do So In The Near Future.

We have not paid dividends on our common stock for the last several years and do not intend to pay any dividends to stockholders in the foreseeable future. Management intends to reinvest future profits, if any, to develop and expand the business. Any investor who purchases our common stock should not anticipate receiving any dividends on the common stock at any time in the foreseeable future. Payment of dividends is within the absolute discretion of our board of directors.

We May Merge with Operations in Foreign Countries and a Meaningful Review of Operational Risks Abroad May Not Be Possible.

Our business plan is to search for viable business operations to acquire or merge with in order to increase our revenues and profitability. Management's discretion is unrestricted, and we may participate in any business whatsoever that may in the opinion of management meet the business objectives discussed herein. Therefore, we may effect a business combination with another business outside the United States. We have not limited the scope of our search to a particular region or country. Accordingly, to the extent that the acquired business may be located or operate in a foreign jurisdiction, our operations may be adversely affected to the extent of the existence of unstable economic, social and/or political conditions in such foreign regions and countries. We may not be capable of reviewing the potential operational risks surrounding foreign businesses.

                              Selling Shareholders

Our board of directors has evaluated the compensation of our officers and directors and decided, based on the following, that additional compensation for the Selling Shareholders is warranted.

      1. The first and only other time that the Selling Shareholders have received unrestricted shares of our common stock, which was also the last time they received any form of compensation since October 1996, was pursuant to a Post Effective Amendment to Registration Statement on Form S-8 (SEC File No. 333-71343), filed by us on February 20, 2001, whereby Janovec received 305,000 shares and Clawson received 170,000 shares.

      2. Janovec has served as one of our directors since May 12, 1994. Since June 27, 1994, Janovec has served as our chief executive officer, and on December 31, 1999, he was appointed as our president. Janovec has served without receiving a salary since October 1, 1996.

      3. Clawson has been with us since October 1, 1993. Since May of 1995, Clawson has served as our Vice President and was President of KLH Engineers & Constructors, Inc., our engineering subsidiary. On August 10, 1995, Clawson was appointed as one of our directors. Clawson currently spends on average from 40 to 70 hours per month on various issues regarding AmeriResource Technologies, Inc. and has never received any compensation for his services, other than the shares addressed above in paragraph #1.

As we only have stock to provide to our officers and directors, our board believes it to be prudent to issue the 20,000,000 shares to Janovec and Clawson. These 20,000,000 shares were previously issued pursuant to our Second Amended and Restated 2001 Stock Option Plan as a bonus for the services Selling Shareholders have rendered to us over several years.

Neither Janovec nor Clawson are covered by key man life insurance, but we hope to be capable of obtaining key man life insurance in the near future.

The following table sets forth certain stock ownership facts of the Selling Shareholders as of January 21, 2003:

--------------------------------------------------------------------------------
Name       Number of Shares Number of Shares Number of Shares Beneficially Owned
            Beneficially     Offered         After Offering Presuming All Shares
            Owned Prior to                   Offered Are Sold
             Offering
--------------------------------------------------------------------------------
                                               Number           Percent of Class
                                                                  Owner
--------------------------------------------------------------------------------
Delmar Janovec  472,791,211 (1)  10,000,000    482,791,211       87.9% (2)
--------------------------------------------------------------------------------
Rod Clawson     1,290,000 (3)    10,000,000    11,290,000        14.6% (4)
--------------------------------------------------------------------------------

      (1) Janovec owns 14,075,615 shares of our common stock and 1,000,000 shares of our Series C preferred stock. Holders of our Series C preferred stock have the option, at any time, to convert their shares into common stock on the basis of the stated value of the Series C preferred stock divided by fifty percent (50%) of the average closing price of the common stock on five (5) business days preceding the date of conversion. As of January 22, 2003, Janovec's Series C preferred stock would have converted into 458,715,596 shares of our common stock.

      (2) Percentage is based upon the total 66,081,519 outstanding shares of common stock combined with the 482,791, 211 shares of common stock beneficially owned by Janovec.

      (3) Clawson owns 40,000 shares of our common stock and 250,000 shares of our Series D preferred stock. Holders of our Series D preferred stock have the option, at any time, to convert their shares into one share of common stock and have voting rights equivalent to five (5) shares of common stock. As of January 22, 2003, Clawson's Series D preferred stock would have converted into 250,000 shares of our common stock which would possess voting rights of 1,250,000 shares of our common stock.

      (4) Percentage is based upon the total 66,081,519 outstanding shares of common stock combined with the 1,290,000 shares of common stock beneficially owned by Clawson.


                              Plan of Distribution

Selling Shareholders may sell the Shares from time to time in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Selling Shareholders expect to employ brokers or dealers in order to sell the Shares. Brokers or dealers engaged by Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders or from purchasers in amounts to be negotiated immediately prior to the sale, which commissions and discounts are not expected to deviate from usual and customary brokers' commissions. Neither we nor Selling Shareholders expect to employ, utilize or otherwise engage any finders to assist in the sales of the Shares.

There is no assurance that Selling Shareholders will offer for sale or sell any or all of the Shares registered pursuant to this Prospectus.

                            Description of Securities

We have the authority to issue one billion (1,000,000,000) shares of common stock with a par value of $0.0001 each. We are also authorized to issue ten million (10,000,000) shares of preferred stock with a par value of $0.001 each, which may be issued in one or more series at the discretion of our board of directors. In establishing a series of preferred stock, our board of directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided in our Certificate of Incorporation, any amendments thereto, or the General Corporation Law of Delaware.

As stated herein above, as of January 20, 2003, we had 66,081,519 shares of common stock issued and outstanding and 933,918,481 shares of common stock authorized but unissued.

As of January 20, 2003, we had 1,558,287 shares of preferred stock issued and outstanding and 8,441,713 shares of preferred stock authorized but unissued. No trading market currently exists for our preferred stock. We have four (4) series of preferred stock, A, B, C, and D. Each share of the Series A and B preferred stock may be converted by the holder into one share of common stock. The Series A and B preferred stock has a liquidation value of $1.25 per share and has voting rights equivalent to one share of common stock. Dividends on the Series A and B preferred stock accrue quarterly at an annual rate of $0.125 per share.

Each share of the Series C preferred stock may be converted into common stock of the Company on the basis of the stated value of the Series C preferred stock, $2.00 per share, divided by fifty percent (50%) of the average closing price of the common stock on five (5) business days preceding the date of conversion. The Series C preferred stock has a liquidation value of $2.00 per share and has voting rights equivalent to one share of common stock. Holders of the Series C preferred stock are not entitled to receive dividends.

Each share of the Series D preferred stock may be converted by the holder into one share of common stock. The Series D preferred stock has a liquidation value of $0.001 per share and has voting rights equivalent to five (5) shares of common stock. Holders of the Series D preferred stock are not entitled to receive dividends.

We have never declared or paid dividends on our preferred stock.

                     Interests of Named Experts And Counsel

No expert who is named as preparing or certifying all or part of the registration statement to which this Prospectus pertains, and no counsel for us who is named in this Prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us. In addition, no such expert or counsel is connected with us or our consolidated subsidiaries as a promoter, underwriter, voting trustee, director, officer, or employee.

                 Incorporation of Certain Documents by Reference

The following documents filed by us with the Commission are hereby incorporated herein by reference:

      1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

      2. All reports filed by us with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year ended December 31, 1999.

      3. The description of the common stock contained in our registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Prior to the filing of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                    Indemnification of Directors and Officers

Our articles of incorporation and bylaws limit the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law, ss.145, or any other applicable provision. Generally, Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents from any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation and from judgments, expenses, fines, and settlements so long as such person was acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, or had no reasonable cause to believe that such conduct was unlawful. In addition, our articles of incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by such law. We believe that these provisions are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or control person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such issue.

                                    Exhibits

The Exhibit Index preceding the exhibits is incorporated herein by reference.

                                  Undertakings

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability

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



      under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, State of Nevada, on this 22nd day of January, 2003.

                                    AMERIRESOURCE TECHNOLOGIES, INC.


                                    By:/s/ Delmar Janovec
                                    --------------------------------------------
                                    Delmar Janovec, Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Delmar Janovec, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                               Date


/s/ Delmar Janovec             Chief Executive Officer &      January 22, 2003
---------------------     ------------------------------     -----------------
Delmar Janovec                  Director


/s/ Rod Clawson                 Director                      January 22, 2003
--------------------      ------------------------------     -----------------
Rod Clawson

                                  EXHIBIT INDEX

SEC Ref. No.      Page No.       Description of Exhibit
-----------       --------       ----------------------
   4                *            Second Amended and Restated 2001 Stock
                                 Option Plan of AmeriResource Technologies, Inc.

   23               15           Consent of Accountant

*Previously filed as an exhibit to the Form S-8 (No. 333-89720) filed by the Company on June 4, 2002 and incorporated herein by reference.

                                Clyde Bailey P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

------------------------------------------------------------------------------


Board of Directors
AmeriResource Technologies, Inc.
3430 E. Russell Road, Suite 310
Las Vegas, Nevada  89120

      RE:  Use of Financial Statements in Form S-8 Registration Statement

Dear Board of Directors:

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-89720) of our report dated March 26, 2002 relating to the financial statements of AmeriResource Technologies, Inc. (the "Company") as of and for the year ended December 31, 2001, which appear in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

Sincerely,

/s/ Clyde Bailey
------------------
Clyde Bailey, P.C.

San Antonio, Texas
January 23, 2003